UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2008
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 10, 2008, the Board of Directors (the “Board”) of IDM Pharma, Inc. (the “Company”) adopted a 2008 Retention Compensation Plan (the “Plan”) for specified executive and non-executive officers of the Company. The specified executive officers of the Company eligible to receive payments and awards under the Plan, as well as a description of the Plan as it applies to the specified executive and non-executive officers of the Company, are set forth below.
Specified Executive Officers:
If a specified executive officer is terminated without cause prior to August 31, 2008 (8 months), the executive officer will be entitled to receive a lump sum cash payment equal to his base salary, less standard deductions and withholding, for the period from the date of termination through August 31, 2008 (see the column in the table below labeled “Stay-On Term”). This cash payment would be in addition to any payment to which the specified executive officer is entitled under his employment agreement.
Upon a change of control of the Company, a cash bonus as noted in the column in the table below labeled “Change of Control” below will be payable to those specified executive officers who are employees of the Company immediately prior to the closing of such change of control .
The specified executive officers will also be granted a deferred issuance restricted stock unit award as noted in the column in the table below labeled “RSUs”. The shares of common stock subject to each award vest one year from the date of grant with vesting accelerated in connection with a change of control or termination without cause, and will be issued upon the earlier of (a) the 60-month anniversary of the date of grant, (b) the specified executive officer’s termination without cause, or (c) the executive’s death or disability.

Executive Officers	Current Salary	Stay-On Term		Change of Control	RSU’s
Name	Dollars	Months	Dollars	Dollars	Shares
Timothy P. Walbert President and Chief Executive Officer	$390,000	8	$260,000	$300,000	135,000
Robert J. De Vaere Senior Vice President, Finance & Administration and Chief Financial Officer	$300,000	8	$200,000	$150,000	60,000
Jeffrey W. Sherman Senior Vice President, Research & Development and Chief Medical Officer	$300,000	8	$200,000	$75,000	30,000
Timothy C. Melkus Senior Vice President, Business Development and Operations	$220,000	8	$146,667	$75,000	25,000

Specified Non-Executive Employees:
If a specified non-executive employee is terminated without cause prior to June 30, 2008 (6 months), the employee will be entitled to receive a “Stay-On Term” lump sum cash payment equal to his or her base salary, less standard deductions and withholding, for the period from the date of termination through June 30, 2008.

If a specified non-executive employee remains an employee of the Company through June 30, 2008 (6 months) or is terminated without cause prior to that date, the employee will be entitled to receive a retention bonus in the form of a lump sum cash payment equal to a specified number of months of his or her base salary, less standard deductions and withholding.
The specified non-executive employees will also be granted a deferred issuance restricted stock unit award. The shares of common stock subject to each award vest one year from the date of grant with vesting accelerated in connection with a change of control or termination without cause, and will be issued upon the earlier of (a) the 60-month anniversary of the date of grant, (b) the specified non-executive employee’s termination without cause, or (c) the specified non-executive employee’s death or disability.
Item 2.05. Costs Associated With Exit or Disposal Activities.
The Company is currently evaluating strategic alternatives, which may include seeking strategic partners, a merger and/or the sale of all or part of the Company’s operations and assets. On January 10, 2008, the Board authorized an organizational restructuring that is expected to result in a workforce reduction, in the aggregate, of more than 60% of the employees located in the Company’s facilities in Irvine, California and Paris, France. This organizational restructuring results primarily from the discontinued development of UVIDEM, the Company’s investigational therapy for the treatment of melanoma, the scaled back development of L-MTP-PE, the Company’s investigation therapy for the treatment of osteosarcoma, along with related reductions in support staff..
The Company has not determined at this time the final workforce reduction numbers and the corresponding employee severance-related payments, nor has it determined and finalized any other charges the Company may take in connection with the restructuring. Other charges, such as facility closure and contract termination costs, may arise from the Company’s ongoing evaluation of whether to continue operations in Paris, the scale of U.S. operations, and potential impairment of real and intellectual property assets. The restructuring is expected to be completed between the end of the first quarter and the beginning of the second quarter of 2008, by which time the Company expects substantially all of the expenditures in connection therewith will have been made.
The foregoing statements include forward-looking statements that reflect management’s current views of future events including statements regarding a potential change of control of the Company and future payments pursuant to the Plan as well as the charges the Company expects to incur in connection with the organizational restructuring. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including, but not limited to, participants in the Plan voluntarily terminating their employment with the Company, delays in completing any change of control transaction, additional charges both anticipated and not currently contemplated that may be incurred by the Company as a result of, or associated with, the foregoing organizational restructuring. Other risks affecting the Company and its drug development programs include whether the Company or any of its collaborators will be able to develop pharmaceutical products using the technologies of the Company, whether clinical trial results to date are predictive of results of any future clinical trials, risks associated with completing clinical trials of product candidates, risks involved in the regulatory approval process for the Company’s product candidates, the possibility that clinical testing may reveal undesirable and unintended side effects or other characteristics that may prevent or limit the commercial use of proposed products, whether any steps taken by the Company to contain costs will in fact result in sufficient reduction in expenses, reliance on key employees, especially senior management, the risk that the Company may not secure or maintain relationships with collaborators and the Company’s dependence on intellectual property. These factors are more fully discussed in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2006 and other periodic reports filed with the SEC. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Reference is made to the adoption of the Plan as described in Item 1.01 of this Current Report on Form 8-K.
On January 10, 2008, the Board granted Michael G. Grey, a current member of the Board, the right to receive a restricted stock grant of 20,000 shares in his capacity as newly appointed Non-Executive Chairman of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: January 15, 2008	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President and Chief Financial Officer